                                                                    Exhibit 10.3

Exhibit A - Legal Description

                                      LEASE


         1. SPACE:

         OLG, LIMITED, an Ohio limited liability company (the "Owner"), whose address is 9113 LeSaint Drive, Fairfield, Ohio 45014, subject to the terms hereinafter set forth, does hereby lease to O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation (the "Tenant"), whose address is 9113 LeSaint Drive, Fairfield, Ohio 45014, the real property and improvements thereon located at 4175 Mulhauser Road, Fairfield, Ohio 45014, as more completely described in Exhibit A attached hereto (the "Property").

         2. TERM:

         A. Initial Term. The Initial Term of this Lease shall commence on March 12, 1996 (the "Commencement Date"), and shall end at 11:59 p.m. on March 31, 1997, unless extended pursuant to the terms hereof or unless sooner terminated as hereinafter provided.

         B. Renewal Options. Tenant shall have an option to renew the Term of this Lease. Each option shall be exercisable by written notice to Owner, given at least one hundred twenty (120) days prior to the time that the Initial Term or then-current Renewal Term of this Lease, whichever is applicable, would otherwise have expired. Within thirty (30) days after Tenant notifies Owner of its intention to exercise each such option, Owner and Tenant shall negotiate the term of the renewal period and the annual base rent. In the event Owner and Tenant are unable to reach agreement on the term of the renewal period and the annual base rent, such option shall terminate and this Lease shall terminate at the end of the then current Term of the Lease. As used in this Lease, the "Term" of the Lease means the Initial Term and any applicable Renewal Term(s).

         3. RENT:

         A. Initial Rent. If the Commencement Date is not the first day of a month, then on the Commencement Date, Tenant shall pay Owner Interim Base Rent calculated at the rate of $1,282.19 per day, from such Commencement Date through and including the last day of such month.

         B. Annual Base Rent. (i) Beginning on the Commencement Date, or if the Commencement Date is not the first day of a month then on the first day of the next month, Tenant agrees to pay Owner as base rent ("Annual Base Rent") the sum of $468,000 per annum, payable without demand or setoff in lawful money of the United States, in equal monthly installments of $39,000 each, in advance, on the first day of each month during the Initial Term of this Lease.

         C. Additional Rent: (i) This is a "net lease" (a "carefree lease" for Owner) and Tenant agrees to pay, as Additional Rent, all real estate taxes and installments of assessments levied against the Property during the Term hereof and all other costs or charges arising in connection with the Property, including, without limitation, all costs of maintenance, repair, replacement and insurance. Tenant shall make such payments directly to the taxing authority, wi respect to all such real estate taxes and assessments at least ten (10) days before the same would become delinquent.



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         (ii) If Tenant shall default in performing any of its obligations hereunder, Owner, at its option, may cure such default and all costs and expenses of Owner in curing such default or in resisting any third-party claim (including, without limitation, attorneys' fees) shall constitute Additional Rent hereunder and shall be due and payable by Tenant within 10 days after written demand therefor is made by Owner.

         (iii) If any installment of the Annual Base Rent or the Additional Rent, or any other sum owing by Tenant to Owner under this Lease, is not paid when due and payable or within 10 days thereafter, at Owner's option, a late charge of 5% of the amount past due shall be immediately due and payable.

         (iv) If the present method of real estate taxation or assessment should be changed so that there would be substituted for the whole or any part of the real estate taxes or assessments now or hereafter imposed on the Property or any part thereof, a capital tax or other tax imposed on the rent received by Owner from Tenant, such other tax, to the extent that it is so substituted, shall be included in determining Owner's real estate tax bill for the relevant years, and shall be paid by Tenant.

         4. USE AND CARE OF DEMISED PREMISES; ENVIRONMENTAL INDEMNITY:

         A. Tenant shall use and occupy the Property only for manufacturing, warehouse and office purposes and for accessory uses customarily incidental thereto. Tenant, at its expense, shall comply with all laws, ordinances, rules and regulations of governmental authorities having jurisdiction, and the rules and regulations of the National Board of Fire Underwriters (or other body exercising similar functions) relating to Tenant's use and occupancy of the Property. Tenant shall comply with all federal, state and local laws and regulations, including but not limited to the federal laws commonly known as CERCLA and RCRA and all other environmental laws.

         B. Tenant covenants and agrees:

                  (1) There shall be no Storage, Treatment or Disposal of Hazardous Substances and no Release, transportation or migration of Hazardous Substances in, on, onto or from the Property except as may be permitted, allowed or authorized under Environmental Laws.

                  (2) There shall be no Underground Storage Tanks located on the Property.

                  (3) Tenant shall at all times operate its business on and maintain the Property in full compliance with all applicable laws, regulations and ordinances, including but not limited to those pertaining to the protection of human health, welfare and the environment and Tenant shall not utilize, accumulate or generate Hazardous Substances on the Property except as permitted, allowed or authorized by such laws, regulations and ordinances.

         C. Tenant agrees that the Property shall be used and occupied in a careful, safe and proper manner, that no nuisance nor any trade or occupation which is known in insurance as extra or especially hazardous shall be permitted therein, and that no waste shall be committed or permitted upon the Property.

         D. The Tenant hereby agrees to release, hold harmless, defend and indemnify Owner from, for and against all actual or threatened claims, costs (including but not limited to the cost of investigations, removal, remediation and other clean up of Hazardous Substances, and reasonable fees of attorneys and other professional, experts and consultants retained by

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Owner) demands, orders, losses, lawsuits, liabilities, damages and expenses whether brought collectively or individually by Tenant, a governmental authority or any other third party (all the foregoing hereinafter collectively referred to as "Losses") arising from or related to any of the following:

                  (a) The Release, threatened Release, Storage, Treatment, accumulation, utilization, Disposal, transportation or other handling or migration of any Hazardous Substance on, in, onto or from the Property.

                  (b) The violation or alleged violation of Environmental Laws occurring on or related to the Property.

                  (c) Any action taken by Owner to eliminate, prevent or mitigate the potential adverse impact on the Real Estate or the Owner as a result of or in anticipation of any actual, suspected or threatened violation of Environmental Laws or Release or threatened Release of a Hazardous Substance on, in or from or otherwise affecting the Property; such action may include but need not be limited to, the disposition, distribution, sale, disclaimer or renunciation of any portion of the Real Estate.

         E. Tenant shall keep the Property in a clean and neat condition and shall provide its own janitorial service.

         As used in this Section 4, the following terms shall have the following meanings:

                  (1) The term "Environmental Laws shall mean all federal, state and local laws, regulations and ordinances intended to protect or preserve human health, Natural Resources and the Environment.

                  (2) The terms "Hazardous Substance", "Release", "Owner", "Operator", "Environment" and "Natural Resources" shall have the same meanings and definitions as set forth in the Comprehensive Environmental Response Compensation and Liability Act as amended, 42 U.S.C. Section9601 et seq. and regulations promulgated thereunder (collectively "CERCLA" and any corresponding state or local law or regulations, provided, however, that as used herein the term "Hazardous Substance" shall also include: (i) any Pollutant or Contaminant as defined by CERCLA or by any other Environmental Law; (ii) any Solid Waste, Hazardous Constituent or Hazardous Waste as defined by, or as otherwise identified by, the Resource Conservation and Recovery Act as amended 42 U.S.C. Section6901 et seq. or regulations promulgated thereunder (collectively "RCRA") or by any other Environmental Law; and (iii) crude oil, petroleum and fractions or distillates thereof; (iv) any other material, substance or chemical defined, characterized or regulated as toxic or hazardous under any applicable law, regulation, ordinance, directive or ruling; and (v) any infectious waste or medical waste as defined by any applicable federal or state laws or regulations.

                  (3) The terms "Storage", "Treatment", and "Disposal" shall have the same meanings and definitions as set forth in RCRA.

         5. REPAIRS AND MAINTENANCE:

         Tenant, at its expense, shall make all necessary repairs and perform all necessary maintenance to the Property and the land and building improvements constituting a part thereof, including, without limitation, all structural repairs and replacements, whenever needed

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to keep the Property in good condition. Owner's reasonable determination that repairs or maintenance are necessary shall be binding on Tenant.

         6. REMODELING AND LIENS:

         A. Tenant shall make no material alterations in or additions or improvements to the Property without first obtaining the written consent of Owner, and all alterations, additions and improvements made by Tenant shall become the absolute property of Owner on the termination of this Lease or the vacation of the Property by Tenant; provided, that Owner may require Tenant to remove the same at Tenant's expense and in such event, Tenant shall repair any resulting damage to the Property.

         B. Any liens filed against the Property in connection with alterations, renovations, additions or improvements by Tenant or any other liens filed against the Property by, through or under the Tenant shall be removed by Tenant, at its expense, within 30 days of filing.

         7. UTILITIES:

         Tenant, at its expense, shall obtain and pay for all necessary or desired utility and other services for the Property. Owner shall not be liable for any damages Tenant may suffer because of any unavailability of or interruption or other deficiency in such services.

         8. INSPECTION:

         Tenant agrees to permit persons authorized by Owner to inspect the Property at any reasonable time for any proper purpose, including, without limitation, review of compliance with Tenant's obligations hereunder and inspection by a prospective purchaser, mortgagee or tenant of the Property. However, Owner shall have no duty to inspect.

         9. INDEMNITY AND INSURANCE:

         A. Tenant shall defend and indemnify Owner against all expenses, losses, costs, claims, liability or damages (hereinafter called "Damages") relating to the Property and accruing during the Term of this Lease including, without limitation, Damages that may occur or be claimed with respect to any death, personal injury, or loss or damage of chattels on or about the Property, whether or not resulting from the Tenant's use, non-use or possession of the Property, except such Damages as may result from and be caused solely by the deliberate misconduct or gross negligence of the Owner.

         B. (i) Tenant shall obtain and maintain, at Tenant's sole expense, but naming the Owner and any mortgagee of the Property as additional insured(s), comprehensive general liability insurance with bodily injury and property damage liability coverage in an amount to be reasonably determined, from time to time, by Owner. Owner's determination of the amount of coverage is for Owner's benefit, and does not constitute a representation of sufficiency to Tenant or any third party.

         (ii) Tenant, at its expense, shall also obtain "all risk" casualty insurance for the improvements on the Property in the amount equal to the replacement cost of such improvements, naming Owner, Tenant and any mortgagee of the Property as insureds, as their interests may appear.


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         (iii) All such policies of insurance shall be written by responsible companies of recognized standing authorized to do business in the State of Ohio, shall be written in standard form and shall provide that the policies shall not be cancelable except upon 30 days written notice to Owner and any mortgagee of the Property. Tenant shall deliver to Owner a copy of such policies or insurance binders acceptable to Owner upon the execution of this Lease, and a copy of any renewal policy shall be delivered to Owner and to any mortgagee of the Property at least 15 days prior to the termination date of any expiring policy. Such policies shall be delivered endorsed "Premiums Paid" by the company or agency issuing the same or be accompanied by other evidence satisfactory to Owner that the premiums thereon have been paid. Each mortgagee of the Property shall agree to disburse, in accordance with its standard construction loan practices, amounts it receives from fire and extended coverage insurance policies for use by Tenant in repairing, rebuilding or reconstructing the Property in accordance with the obligations of Tenant hereunder.

         C. Each party hereto waives, as against the other and its employees and agents, all liability and rights of subrogation with respect to property damaged or destroyed by fire or other casualty, to the extent such property is covered by insurance required hereunder or any other valid and collectible insurance, even if such loss is caused by negligence of the party released.

         10. PERSONAL PROPERTY; LOSS OF BUSINESS:

         All personal property of every kind and description that may at any time be in, at or on the Property shall be kept in, at or on the Property at Tenant's sole risk, or at the risk of those claiming under Tenant. Owner shall not be liable for, without limitation, any damage to said personal property or any loss secured by the business or occupation of Tenant however arising, whether from the bursting, overflowing or leaking of water, sewer or steam pipes, from the heating, air conditioning or plumbing fixtures, from electric wires, from gas or odors, or whether caused by another person in the Property or caused in any other manner whatsoever except such as may result from and be caused by the deliberate misconduct or gross negligence of the Owner.

         11. DAMAGE BY FIRE OR OTHER CASUALTY:

         A. If the Property is so damaged by fire or other casualty that it cannot reasonably be repaired within 120 days after the casualty, Owner, at its option, may (1) terminate the Term of this Lease by written notice to Tenant, in which event rent shall be prorated as of the date of the fire or other casualty, if Tenant vacates the Property at that time, or up to such date thereafter that Tenant vacates the Property, or (2) require Tenant to promptly repair and reconstruct the Property to substantially the same condition, or better, as existed immediately prior to such casualty loss. For that purpose, Owner shall make available to Tenant the insurance proceeds, if any, relating to such casualty loss, but Tenant's obligation to repair and reconstruct is not limited by the amount of insurance proceeds. Owner may provide for the payment of such insurance proceeds in a manner which assures Owner of satisfactory, lien-free completion of such repair or reconstruction.

         B. If the Property is damaged by fire or other casualty but to a lesser extent than specified in Paragraph A., Tenant shall promptly repair and reconstruct the Property to substantially the same condition, or better, as existed immediately prior to such casualty loss. For that purpose, Owner shall make available to Tenant the insurance proceeds, if any, relating to such casualty loss, but Tenant's obligation to repair and reconstruct is not limited by the amount of insurance proceeds. Owner may provide for the payment of such insurance

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proceeds in a manner which assures Owner of satisfactory, lien-free completion of such repair or construction.

         C. Rent shall not be abated or reduced during any period in which the Property is being repaired or reconstructed or is otherwise untenantable, except after any termination of the Lease as provided in Paragraph A.

         12. EMINENT DOMAIN:

         A. If the Property or any part thereof is condemned or appropriated by any public authority during the Term of this Lease in a manner so as to affect materially and adversely the use thereof by Tenant, Owner, at its option, may
(1) terminate this Lease by written notice to Tenant, in which event such rent as shall be due from Tenant to Owner to the date of the taking of possession of the Property by the condemning or appropriating authority, if Tenant wholly vacates the Property at that time, or up to such date thereafter that Tenant wholly vacates and ceases to use the Property, shall be paid by Tenant to Owner at the rate herein provided, or (2) require Tenant to repair and reconstruct the Property to as nearly as practicable the same condition, or better, as existed immediately prior to such taking of possession, in which event Owner shall deliver the proceeds relating to such condemnation or appropriation to Tenant. (Owner may provide for the payment of such proceeds in a manner which assures Owner of satisfactory, lien-free completion of such repair or construction.)

         B. If the Property or any part thereof is condemned or appropriated by any public authority during the Term of this Lease in a manner which does not materially and adversely affect the use thereof by Tenant, Tenant shall repair and reconstruct the Property to as nearly as practicable the same condition, or better, as existed immediately prior to such taking of possession, in which event Owner shall deliver the proceeds relating to such condemnation or appropriation loss to Tenant. (Owner may provide for the payment of such proceeds in a manner which assures Owner of satisfactory, lien-free completion of such repair or construction.)

         C. As long as the Term of this Lease remains in effect, rent shall not be abated during or after the period in which the Property is being repaired or reconstructed. Owner shall be entitled to receive, and except for proceeds to be delivered to Tenant as provided above, Owner shall retain as its sole property, all proceeds of any condemnation award for, or relating to, the Property (including the leasehold created hereby), but Tenant may make a separate claim against the condemning authority for the value of its trade fixtures and costs of relocation.

         13. ABANDONMENT:

         Should Tenant abandon the Property, Owner may enter the same, using such force as may be necessary, and change the locks on the doors, all without liability to Tenant. Thereafter Owner may use the Property for any desired purpose, with or without terminating this Lease in accordance with provisions of this Lease concerning default.

         14. ABANDONED PROPERTY:

         Should Tenant leave any property in the Property after the termination of this Lease for whatever cause, or after the abandonment of the Property by Tenant, then at Owner's option, (i) such property shall become the sole property of Owner without any liability on the part of

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
Owner to account for the proceeds from the disposition, if any, of the property, or (ii) Owner may remove and destroy or discard such property, and Tenant shall reimburse Owner for all expenses incurred in doing so.

         15.  DEFAULT

         A. Should Tenant fail to pay any installment of Annual Base Rent, or any Additional Rent, or any other sum herein required to be paid to Owner within 10 days after such payment is first due and payable; or should Tenant abandon the Property before the end of the Term of this Lease; or should Tenant fail to maintain any required insurance; or should Tenant fail to perform any covenant or to comply with any condition herein provided to be performed or complied with by it (other than the payment of money and maintenance of insurance) within 30 days after receipt by Tenant of written notice thereof from Owner (or, in the event such failure can be removed or corrected, but cannot be removed or corrected within such 30 day period, in the event Tenant does not commence to remove or correct such failure with said 30-day period and thereafter diligently pursue such removal or correction to completion); or should any proceeding in bankruptcy or under any State or Federal law relating to the relief of debtors be filed by or against Tenant; or should a receiver be appointed of any of the property of Tenant so as to directly affect the fulfillment of the obligations of Tenant hereunder; then and in any such event (herein called a "default") Owner, at its option, immediately or at any time during the continuation of such default may (i) terminate Tenant's right to possession of the Property without terminating this Lease, and thereupon Owner may enter and retake the Property without further notice or demand and may, without being required to, relet the Property as agent of Tenant for the balance of the Term and receive the rent therefor, applying the same first to the payment of expenses of such re-entering and reletting and then to the payment of all rent due or to become due under the terms of this Lease, and Tenant shall pay any deficiency, or (ii) declare this Lease terminated. In retaking possession of the Property, Owner may use such force as may be necessary so long as the conduct of Owner does not constitute a breach of peace.

         B. If Tenant is in default hereunder, then, at the option of the Owner, the Annual Base Rent for the entire remaining Term of this Lease shall become immediately due and payable (discounted to present value at the time of payment at an annual rate of 6%) and in case Tenant is declared bankrupt or voluntarily offers to creditors terms of composition, or in case a receiver is appointed to take charge of and conduct the affairs of Tenant, or if an order for relief is granted for or against Tenant, such claim for unpaid installments of rent due under this Lease shall constitute a debt provable in bankruptcy or receivership.

         C. To the maximum extent permitted by law, Tenant agrees to pay all reasonable costs and expenses that shall be incurred by Owner, including attorney's fees, in enforcing this Lease, and Tenant agrees to indemnify Owner against all such fees and expenses.

         16. CUMULATIVE REMEDIES:

         The remedies to which Owner may resort under this Lease are cumulative and are not intended to be exclusive of, and Owner shall be entitled to exercise, any other remedy to which Owner may be entitled by law or in equity. The failure of Owner to insist in any one or more cases on strict performance of any provision of this Lease or to exercise any right herein contained shall not constitute a waiver in the future of such right. Acceptance by Owner of rent or other payment or acceptance of performance required herein with knowledge of a breach by Tenant of any provision hereof shall not constitute a waiver of such breach, nor shall any acceptance of rent or other payment in a lesser amount than herein provided for

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
operate or be construed in any other manner other than as a payment on account of the earliest rent or other charge then unpaid by Tenant.

         17. SUBLEASE OR ASSIGNMENT:

         Tenant shall not assign this Lease or sublet all or any part of the Property without the prior written consent of Owner, which consent may be withheld for any reason, and approval by Owner of any such assignment or subletting shall not relieve Tenant of any obligations hereunder.

         18. SURRENDER:

         Except as otherwise specifically provided herein, Tenant agrees to surrender to Owner the Property upon the expiration or termination of this Lease, in as good condition and repair as the same shall be at the commencement of the Term provided for herein, ordinary wear and tear excepted. No tenancy of any duration, other than a tenancy at will, shall be created by Tenant's holding over beyond the end of said Term.

         19. TRADE FIXTURES:

         Not later than the expiration or termination of the Term of this Lease, Tenant may remove all of the trade fixtures and signs owned by Tenant which can be removed without injury to or defacement of the Property, provided all rents have been paid in full and all damage to the Property is promptly repaired.

         20. SUBORDINATION:

         This Lease shall be subordinate to the lien of each and every mortgage or deed of trust of the Property or any part thereof made by Owner, whether previously or hereafter made, unless the holder of any such mortgage or deed of trust elects by recorded instrument that this Lease shall be prior to such mortgage or deed of trust. Such subordination shall be self-executing and effective without any further action by Tenant or Owner; provided, that Tenant shall not be required to subordinate its interest under this Lease to the lien of any mortgage or deed of trust hereafter made unless the mortgagee shall execute a Subordination, Attornment and Nondisturbance Agreement which shall provide in substance that Tenant's possession under this Lease shall not be disturbed so long as Tenant is not in default of its obligations hereunder and that Tenant shall attorn to such mortgagee or its successor in interest upon foreclosure or sale. Tenant agrees, from time to time, immediately upon request by Owner, promptly to execute such instruments, certificates and tenant estoppel letters as may be requested by Owner to evidence and confirm such subordination and promptly to deliver such instruments, certificates and letters to mortgagees or prospective mortgagees designated by Owner.

         21. COVENANT OF QUIET ENJOYMENT:

         Owner covenants that Tenant, having performed its covenants and obligations herein set forth, shall have quiet and peaceable possession of the Property on the terms and conditions herein provided, free and clear of any claim by, from, through or under any person lawfully claiming an interest in the Property from or through Owner.



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
         22. BENEFITS:

         The terms, provisions and conditions of this Lease shall inure to the benefit of and be binding upon the respective successors and assigns of Owner and Tenant, but no assignment made by Tenant contrary to the provisions of this Lease shall vest in any assignee any right, title or interest in or to this Lease or the Property, or any part thereof.

         23. NOTIFICATION:

         Notices required or permitted to be given under this Lease shall be sent by registered or certified mail, return receipt requested, postage prepaid, at the addresses first set forth above, or to such other addresses as may be designated by either party to the other by like mailing.

         24. SEVERABILITY:

         If any clause or provision of this Lease is illegal, invalid or unenforceable, then it is the intention of the parties that the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalid provision is, in the reasonable determination of Owner, essential to this Lease, Owner has the right to terminate this Lease on written notice to Tenant.

         25. TIME:

         Time is of the essence with respect to all obligations and rights of the parties under this Lease.

         26. OHIO LAW:

         This Lease shall be governed by and construed in accordance with the laws of the State of Ohio.

         27. MEMORANDUM OF LEASE:

         A memorandum of lease in proper form for recording purposes shall be executed upon request by either party. This Lease shall not be recorded.

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
         IN WITNESS WHEREOF, this Lease has been executed as of March 12, 1996.


Signed and acknowledged
in the presence of:
(as to Owner)
                                                  Owner:
                                                  OLG, LIMITED


/s/Patricia D. Braxton                       By:  /s/Nicholas P. Carpinello
- -----------------------------------          -----------------------------------
Printed Name: Patricia D. Braxton            Its: Member & Manager
              ---------------------               ------------------------------

/s/Abram S. Gordon
- -----------------------------------
Printed Name: Abram S. Gordon
              ---------------------


(as to Tenant)                               Tenant:
                                             O'GARA-HESS & EISENHARDT ARMORING
                                             COMPANY


 /s/Louis LaFayette                          By:   /s/G W Allen
- -----------------------------------          -----------------------------------
Printed Name: Louis LaFayette                Its:  VP of Operations
              ---------------------                -----------------------------


 /s/Karen E. Amaya
- -----------------------------------
Printed Name: Karen E. Amaya
              ---------------------



STATE OF OHIO                       )
                                    )  SS
COUNTY OF HAMILTON                  )


         The foregoing instrument was acknowledged before me this 12th day of March, 1996, by Nicholas P. Carpinello, the manager of OLG, Limited, an Ohio limited liability company, on behalf of the limited liability company.


                                             /s/Abram S. Gordon
                                             -----------------------------------
                                             Notary Public

STATE OF OHIO                       )
                                    )  SS
COUNTY OF BUTLER                    )


         The foregoing instrument was acknowledged before me this 12th day of March, 1996, by G W Allen, the VP of Operations of O'Gara-Hess & Eisenhardt Armoring Company, a Delaware corporation, on behalf of the corporation.


                                             /s/Karen E. Amaya
                                             -----------------------------------
                                             Notary Public



This instrument prepared by:


Abram S. Gordon, Esq.
Taft, Stettinius & Hollister
1800 Star Bank Center
Cincinnati, Ohio  45202
(513) 381-2838

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

                               AMENDMENT TO LEASE

         This Amendment to Lease ("Amendment") is made and entered into as of the 20th day of August, 1996, by and between OLG, LIMITED, an Ohio limited liability company (the "Owner"), whose address is 9113 LeSaint Drive, Fairfield, Ohio 45014, and O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation, whose address is 9113 LeSaint Drive, Fairfield, Ohio 45014 (the "Tenant").

                               W I T N E S S E T H

         WHEREAS, Owner and Tenant are parties to a certain Lease, dated as of March 12, 1996, relating to the real property and improvements thereon located at 4175 Mulhauser Road, Fairfield, Ohio 45014, as more completely described in Exhibit A attached hereto (the "Property"); and

         WHEREAS, Owner and Tenant desire to amend the Lease to provide Tenant with an option to purchase the Property;

         NOW, THEREFORE, in consideration of the premises and the payment by Tenant to Owner of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.  The following is hereby added as Section 28 to the Lease:

         28. OPTION TO PURCHASE. Owner hereby grants Tenant an option to purchase the Property (the "Option"), at any time during the term of the Lease, said Option to be upon the following terms and conditions:

         (i) Purchase Price. The purchase price for the Property shall be equal to the Fair Market Value of the Property. Fair Market Value means an amount agreed upon by both Owner and Tenant or if no agreement can be reached, then such value shall be determined by an appraisal conducted by a three person board of appraisers. Two of these appraisers shall be appointed as follows: (1) One shall be appointed by the Owner; and (2) One shall be appointed by the Tenant. These two appraisers shall appoint the third appraiser. Costs and expenses of the appraisal under this subparagraph shall be paid one-half by the Owner, and the balance by the Tenant.

         (ii) Closing. The closing of the purchase of the Property by Tenant (the "Closing") shall occur at a time and place to be fixed by Owner, but shall occur not later than 30 days after Tenant exercises its Option in the manner set forth hereafter.

         (iii) Deed. If Tenant exercises its Option, Owner shall convey the Property to Tenant by a recordable deed of limited warranty, title thereto to be subject to real estate taxes and installments of assessments, if any, not delinquent on the date of Closing, easements, restrictions and agreements of record, current leases of all or a portion of the Property and rights of the public in public ways. Owner shall pay the Ohio Real Property Conveyance Fee and Tenant shall pay all other recording fees and closing costs.

         (iv) Prorations. Rents, shall be prorated as of the date of Closing. Tenant shall be responsible for all real estate taxes, installments of assessments, if any.

         (v) Condition. The Property shall be sold and conveyed in an "as is" condition without warranty of any kind other than the warranties in the limited warranty deed referred to above.

         (vi) Exercise. Tenant may exercise its Option by written notice to Owner. This Option expires 30 days prior to the expiration of this Lease (including any applicable Renewal Terms) or upon termination of this Lease, whichever is earlier. Notwithstanding any of the above, Tenant may not exercise this Option during any period that Tenant is in default of any of its obligations under this Lease. Between the date of the exercise of this Option and the Closing, Tenant shall remain bound by the terms of this Lease, including, but not limited to, the obligation to make rental payments. In the event that Tenant exercises this Option but does not close on the acquisition of the Property, this Lease shall remain in full force and effect.

B. All of the terms of the Lease not amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, this Lease has been executed as of the date first above written.


Signed and acknowledged
in the presence of:
(as to Owner)
                                             Owner:
                                             OLG, LIMITED


/s/Karen E. Amaya                            By:  /s/Nicholas P. Carpinello
- -----------------------------------               ------------------------------
Printed Name: Karen E. Amaya                      Nicholas P. Carpinello,
                                                  Manager

/s/William E. Petty                          By:  /s/Michael J. Lennon
- -----------------------------------               ------------------------------
Printed Name: William E. Petty                    Michael J. Lennon, Manager

(as to Tenant)                               Tenant:
                                             O'GARA-HESS & EISENHARDT
                                             ARMORING COMPANY


/s/Karen E. Amaya                            By:  /s/Wilfred T. O'Gara
- -----------------------------------               ------------------------------
Printed Name: Karen E. Amaya                      Its:  CEO


/s/Louise LaFayette
- -----------------------------------
Printed Name:Louis LaFayette


STATE OF OHIO                       )
                                    )  SS
COUNTY OF BUTLER                    )


         The foregoing instrument was acknowledged before me this 23rd day of August, 1996, by Nicholas P. Carpinello and Michael J. Lennon, the managers of OLG, Limited, an Ohio limited liability company, on behalf of the limited liability company.


                                             /s/ Doris A. Blevins
                                             -----------------------------------
                                             Notary Public



STATE OF OHIO                       )
                                    )  SS
COUNTY OF BUTLER                    )


         The foregoing instrument was acknowledged before me this 23rd day of August, 1996, by Wilfred T. O'Gara, the Chief Executive Officer of O'Gara-Hess & Eisenhardt Armoring Company, a Delaware corporation, on behalf of the corporation.


                                             /s/ Doris A. Blevins
                                             -----------------------------------
                                             Notary Public


This instrument prepared by:


Abram S. Gordon, Esq.
Taft, Stettinius & Hollister
1800 Star Bank Center
Cincinnati, Ohio  45202
(513) 381-2838